UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Results of Operations and Financial Condition.

As previously disclosed by Hersha Hospitality Trust (the “Company”) in its filings with the Securities and Exchange Commission:

•
On August 18, 2011, the Company and certain of its subsidiaries and joint ventures in which the Company owns an interest (the “Sellers”) entered into two separate master purchase and sale agreements with SOF-VIII U.S. Hotel Co-Invest Holdings, L.P. (“SOF VIII”), pursuant to which the Sellers agreed to sell and SOF VIII agreed to purchase 18 of non-core hotel properties from the Company.

•	On February 23, 2012, the Sellers closed on the sale of 14 of these non-core hotel properties.

On May 8, 2012, the Company closed on the sale of the remaining four non-core hotel properties.  The sale of these four non-core hotel properties generated net cash proceeds of approximately $13.9 million for the Company, reduced the Company’s consolidated mortgage debt by approximately $18.8 million and reduced the Company’s proportionate share of unconsolidated mortgage debt by approximately $4.6 million.

The operating results of the 18 non-core hotel properties, including the four non-core hotel properties, sold on May 8, 2012 are included in discontinued operations for all periods presented in the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for quarterly period ended March 31, 2012. Accordingly, the sale of the 18 non-core hotel properties has been fully reflected in the Company’s audited and unaudited consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 11, 2012	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer